                               POWER OF ATTORNEY

     Know all by these  presents, that the undersigned  hereby constitutes and appoints Linda Rockett and Lindsay Levine of Wave Life Sciences  Ltd. and Anne
T. Leland, Brenda L. Meyette, Jacquelyn A. Cannata, John T. Rudy, John P. Condon
and Hana M. Sahdev of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.,
signing singly, with full power of substitution, the undersigned's  true and lawful attorney-in-fact to:

     (1)   execute  for and on behalf of the undersigned,  forms and
           authentication  documents  for EDGAR Filing Access;

     (2)   do  and  perform  any and all acts for  and on  behalf of  the undersigned  which  may be necessary  or  desirable  to  complete and  execute  any  such  forms  and  authentication documents;

     (3)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director  and/or 10% shareholder of the
           Company, Forms 3, 4 and 5 in accordance  with Section 16(a) of the
           Securities Exchange Act of 1934 and the rules thereunder;

     (4)   do and  perform  any  and all acts for and  on behalf of  the undersigned  which  may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the
           United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (5)   take any other action of any type whatsoever in com1ection with the foregoing  which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact, on behalf of the undersigned pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact  may approve in such attorney-in-
           fact's discretion.

     The undersigned  hereby grants to each such attorney-in-fact  full power and authority  to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and  powers herein granted, as fully to all  intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's  substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges  that the foregoing attorneys-in-fact,  in serving in such capacity at the request of  the
undersigned,   is  not  assU111ing,   nor   is  the  Company   assuming,   any
of   the  undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

     This Power of Attorney  shall remain in full force and effect until the undersigned  is no longer required  to file  Forms  3,  4  and  5  with  respect to  the  undersigned's  holdings  of  and  transactions  in securities issued by the Company, unless earlier revoked by the undersigned  in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF,  the undersigned has caused this Power of Attorney to be executed this 9 day of January, 2020.

                                   /s/ David G. Gaiero
                                   -------------------
                                   David G. Gaiero